UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 8, 2010

Prudential Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	000-51214	68-0593604
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 Oregon Avenue, Philadelphia, Pennsylvania		19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A of Prudential Bancorp, Inc. of Pennsylvania (the "Company") is being filed to correct the name of a director elected at the Company's Annual Meeting held on February 8, 2010.

Item    8.01         Other Events

(a)           An Annual Meeting of Shareholders of Prudential Bancorp, Inc. of Pennsylvania (the "Company") was held on February 8, 2010.

(b)           There were 10,331,821 shares of common stock of the Company eligible to be voted at the Annual Meeting and 10,083,648 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.         Election of directors for a three year term:

	FOR	WITHHELD	BROKER NON VOTES
Jerome R. Balka, Esq.	8,584,553	498,575	1,000,520
A. J. Fanelli	8,648,261	434,867	1,000,520

2.	To approve the Plan of Reorganization pursuant to which Prudential Bancorp and Prudential Mutual Holding Company will become federally chartered companies:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,962,233	115,165	5,730	1,000,520

3.	To ratify the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending September 30, 2010.

FOR	AGAINST	ABSTAIN
10,071,087	8,937	3,624

Each of the nominees were elected as directors and each of the proposals were adopted by the shareholders of the Company at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

	By:	/s/Joseph R. Corrato
	Name:	Joseph R. Corrato
	Title:	Executive Vice President and Chief Financial Officer

Date: February 11, 2010